Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Canaan Inc. of our report dated April 21, 2021 relating to the financial statements, which appears in the Form 20-F for the year ended December 31, 2022 filed by Canaan Inc.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

April 19, 2023